UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 27, 2024, Cyclacel Pharmaceuticals, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) because the Company reported stockholders’ equity of less than $2.5 million as of December 31, 2023. The company’s stockholders’ equity was $607,000 as of December 31, 2023.

In response to the Notice, the Company timely submitted materials to the Staff for review on May 13 and 16, 2024 (the “Submission”) explaining that on May 2, 2024, the Company completed an equity raise receiving net proceeds of approximately $6.3 million and confirming that as of the date of the Submission, the Company believed it complied with the Equity Rule. Furthermore, the Company stated that it expected to maintain compliance with the Equity Rule through the exercise of certain outstanding warrants for up to $4 million during the three-month period ended June 30, 2024. Subsequently, on August 14, 2024, the Company filed its Form 10-Q for the period ended June 30, 2024, which reported stockholders’ equity of $999,000, and disclosed that there was no exercise of warrants during the period then ended, or any other subsequent events that resulted in compliance with the Equity Rule.

On August 22, 2024, the Company received a subsequent notice from the Staff stating that the Company is not in compliance with the Equity Rule because the Company reported stockholders’ equity of less than $2.5 million as of June 30, 2024.

As such, the Staff has determined that the Company did not evidence its ability to achieve near term compliance with the Equity Rule or sustain such compliance over an extended period of time. Accordingly, unless the Company requests an appeal of the Staff’s determination by August 29, 2024, trading of the Company’s common stock and preferred stock will be suspended at the opening of business on September 3, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company’s management is reviewing its options to address the noncompliance and expects to request an appeal of the Staff’s determination and submit a hearing request to the Nasdaq Hearings Panel (the “Panel”) on or before the August 29, 2024 deadline, which request will stay any delisting action by the Staff until the hearing process has concluded. However, there can be no assurance that a hearing with the Panel will be successful or, if the Panel determines to continue the Company’s listing, that the Company will be able to satisfy the continued listing criteria subsequent to the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President-Finance, Chief Financial Officer and Chief Operating Officer

Date: August 26, 2024